EXHIBIT 10.25

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Marketing Authorization Holder Agreement

This is an agreement (the “Agreement”) made on and effective as of July 29, 2011 by and between Oxford Immunotec Limited, a company organized and existing under the laws of UK, address at 94C Milton Park, Abingdon, Oxfordshire OX14 4RY United Kingdom (hereinafter referred to as “MANUFACTURER”, and RIKEN GENESIS CO., LTD., a company organized and existing under the laws of Japan, address at 1-5-1 Taito, Taito-ku, Tokyo 110-8560, Japan (hereinafter referred to as “MAH”).

Recitals:

MANUFACTURER is a foreign manufacturer which, at the point of this agreement, has no location in Japan and intends to obtain a special approval (Gaikoku Tokurei Shonin Shutoku Sha) issued by the Japanese Ministry of Health, Labour and Welfare (hereinafter referred to as “MHLW”) under the Japanese Pharmaceutical Affairs Law (Yakuji Hou) (hereinafter referred to as ‘PAL”) of certain in vitro diagnostics (Taigai Shindan Yo lyakuHin), which are categorized as drugs (lyakuhin) under PAL. MANUFACTURER is desiring to designate MAH as its Designated Marketing Authorization Holder (Sen-nin Seizou Hanbai Gyosha) (hereinafter referred to as “DMAH”) under PAL, a Pre-market Approval Holder under article 19-2 of PAL

MAH, which stands for “MARKETING AUTHORIZATION HOLDER” (Seizou Hanbai Gyosha), is a Marketing Authorization Holder (Seizou Hanbai Gyosha) and is authorized to act as a DMAH under PAL. MAH is desiring to be designated and act as MANUFACTURER’s DMAH.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

In consideration of the mutual covenants and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Designation of MANUFACTURER

1.1 MANUFACTURER hereby designates MAH, upon the terms and conditions herein contained, to be MANUFACTURER’s DMAH with regards to PAL for certain products (hereinafter the “PRODUCTS”) on the PRODUCT LIST, set forth in Appendix B, which is attached hereto and incorporated herein by reference. MAH hereby accepts such designation as MANUFACTURER’S DMAH.

1.2 PRODUCTS may be added to or removed from the PRODUCT LIST by written amendment to this Agreement signed by both MANUFACTURER and MAH, but only after applicable approval is received from MHLW, Pharmaceuticals and Medical Devices Agency (“PMDA”), a PAL-Registered Certification Body or any other authorities in Japan (hereinafter referred as “Japanese Authorities”). It is understood and agreed that MANUFACTURER (and its affiliates) may discontinue manufacture of any of the PRODUCTS upon written notification to MAH and acceptance of such notification, submitted through MAH to MHLW, by Japanese Authorities.

1.3 No references in this Agreement to distributors will be construed as any commitment by MANUFACTURER to select MAH as its distributor in Japan.

2. Representations and warranties of MAH

2.1 MAH is and will during the term of this Agreement remain a corporation duly organized, validly existing and in good standing under the laws of Japan.

2.2 MAH has, and will utilize in performing services for MANUFACTURER under this Agreement, employees, subcontractors and/or consultants (“MAH Personnel”) with the proper skill, training, qualifications and experience to perform all activities and responsibilities of MAH under this Agreement. MAH will be solely responsible for paying MAH Personnel and providing any employee benefits that they are owed.

2.3 MAH does not currently act, and will not act during the term of this Agreement as DMAH regarding Tuberculosis in vitro diagnostic assays for any third party other than the MANUFACTURER.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.4 MAH will comply, in all material respects, with all laws and regulations applicable to its operations and to the performance of the activities and responsibilities of MAH under this Agreement and under the Quality Agreement (referenced below), including without limitation the UK Bribery Act 2010.

2.5 MAH represents and warrants that to the knowledge of MAH, all MAH Personnel who may perform work for MANUFACTURER under this Agreement are, in all material respects, in good standing with the MHLW and Pharmaceuticals and Medical Devices Agency (hereinafter referred to as “PMDA”) and that they will remain, in all material respects, in good standing and in full compliance with all MHLW and PMDA requirements throughout the term of this Agreement.

2.6 MAH’S WARRANTIES IN THIS SECTION 2 ARE ALL MAH’S WARRANTIES, AND ANY OTHER EXPRESS OR IMPLIED WARRANTIES ARE HEREBY EXCLUDED.

3. Representations and warranties of MANUFACTURER

3.1 MANUFACTURER hereby represents and warrants that it is and will during the term of this Agreement remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2 MANUFACTURER will comply, in all material respects, with all laws and regulations applicable to it, including those applicable while it is a foreign manufacturer which has no location in Japan but has a special approval (Gaikoku Tokurei Shonin Shutoku Sha) issued by MHLW under PAL.

4. MAH’s Activities and Responsibilities

4.1 MAH hereby agrees to provide all services listed in Appendix A, which is attached hereto and incorporated herein by reference. MAH will perform those services in accordance with this Agreement (including Appendix A) and the Quality Agreement, as referred in Section 5.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2 MAH hereby agrees and undertakes diligently to inform the Japanese Authorities that it has been designated by the MANUFACTURER to be its DMAH, which is established in Japan and in accordance with PAL.

4.3 MAH agrees that all Pre-market Approvals or Pre-market Approval Certifications will be issued in the name of MANUFACTURER and not MAH.

5. Quality Agreement

5.1 MAH and MANUFACTURER will enter into a Quality Agreement for each of MANUFACTURER’s manufacturing facilities (excluding suppliers of components or raw materials for PRODUCTS)to assist MAH in meeting its obligations as DMAH to maintain proper controls of PRODUCTS as required by PAL. Subject to the terms and conditions of the Quality Agreement and this Agreement, MAH will have the right to represent the MANUFACTURER as its DMAH before the Japanese Authorities regarding the PRODUCTS. The MAH will forthwith inform the MANUFACTURER of the imminence or initiation of any action by Japanese Authorities and will monitor such action on behalf of the MANUFACTURER as its DMAH as required by applicable Japanese law. The MAH will also, pursuant to disclosures by MANUFACTURER in accordance with its respective legal obligations, report to the Japanese Authorities, reportable events of which it is informed by MANUFACTURER related to the PRODUCTS. MANUFACTURER will provide information reasonably required by MAH. Reportable events and corrective actions will be reported in accordance with the Japanese reporting and time frame requirements. MAH will participate in reportable event assessments with the Japanese Authorities from time to time. MAH will, as MANUFACTURER’s DMAH for the PRODUCTS, present the perspective of MANUFACTURER to the Japanese Authorities in advance to alleviate the risks of field safety corrective action (or recall) or sales restrictions. If MANUFACTURER makes MAH aware of an anticipated risk of reportable event(s), MAH will, subject to the conditions in Appendix A and this Agreement, inform the Japanese Authorities, and MANUFACTURER hereby grants MAH authorization, within the time frame established by law, upon prior or simultaneous, or retroactive notice (if an action plan is reasonably inevitable under any applicable Law, as defined below) to propose an action plan to address the risk level.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2 The MANUFACTURER, subject to the terms and conditions of the Quality Agreement, understands and agrees that the MAH may control and improve, if necessary, the procedures established between MANUFACTURER and its distributors, if any, in Japan (hereinafter referred as “DISTRIBUTORS”) for handling reportable events reporting. In case of serious reportable events or risks thereof known first by the DISTRIBUTOR, MAH will be immediately informed and will determine what action should be taken. MAH will be notified by MANUFACTURER and/or DISTRIBUTOR of each reportable event and will be provided a copy of the answer (Corrective Action) sent by MANUFACTURER to the DISTRIBUTOR. MAH will keep these records available for inspection by Japanese Authorities.

5.3 MAH will hold, and make available to Japanese Authorities upon lawful request, an updated copy of the Shonin document as set forth in the Quality Agreement. MAH will promptly request MANUFACTURER to provide any additional information requested by Japanese Authorities. However, MAH will not divulge confidential information concerning MANUFACTURER’s business except as may be necessary to carry out its activities under this Agreement and Quality Agreement, and in accordance with any applicable law, directive or regulation (hereafter, “Law”), in which case it will advise MANUFACTURER of the details of the disclosure. This confidentiality obligation will survive the termination of this Agreement and the Quality Agreement unless MANUFACTURER relieves MAH of its confidentiality obligations.

5.4 MANUFACTURER and MAH agree to perform their respective obligations hereunder complying with PAL. Notwithstanding the foregoing, nothing contained in this Agreement shall be interpreted to imply that the MAH is assuming responsibility for compliance of the PRODUCTS with any applicable Law (including PAL). MAH ASSUMES NO RESPONSIBILITY, AND EXPRESSLY DISCLAIMS, ANY LIABILITY HEREUNDER OR IMPLIED BY LAW FOR THE FITNESS, SUITABILITY, MARKETABILITY, SAFETY, FUNCTIONALITY, OR LEGAL COMPLIANCE OF ANY PRODUCT.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5 In performing services under this Agreement, the MAH shall create, complete, approve, sign, and/or file all documents, statements, certificates, submissions, evidence and application forms which acting reasonably it considers desirable in connection with meeting its obligations as MANUFACTURER’s DMAH under the PAL for PRODUCTS and shall perform its obligations under this Agreement using all reasonable skill and care.

5.6 MAH shall keep MANUFACTURER regularly and timely informed as to all material aspects of its activities as DMAH in relation to the PRODUCTS and interactions with the Japanese Authorities on any matter concerning the PRODUCTS or MANUFACTURER. MAH shall answer in timely manner all reasonable questions and provide all reasonable information requested by MANUFACTURER in relation thereto.

5.7 Notwithstanding any other provision of this Agreement, MAH shall endeavor to obtain written approval of MANUFACTURER prior to making any filing or otherwise communicating with the Japanese Authorities with respect to the PRODUCTS or MANUFACTURER, but MAH shall be excused from any obligation to initiate prior contact with MANUFACTURER or receive prior approval from MANUFACTURER when (i) it is reasonably inevitable that the filing or communication will have to be made or (ii) MAH’s role under the PAL is inconsistent with giving prior notice or seeking prior approval.

5.8 MAH shall defend, indemnify and keep indemnified MANUFACTURER, together with its officers, directors, employees and consultants, from and against all losses, damages, liabilities, claims, costs and expenses (including, without limitation, properly incurred legal costs and other adviser’s fees) that result from (i) any grossly negligent or wilfully wrongful acts or omissions of MAH and/or its officers, directors, employees, agents, advisers or contractors in relation to its performance of its obligations under this Agreement or (ii) any material breach of any representation and warranty made by MAH (collectively referred to as “Covered Matters”). Notwithstanding any provision to the contrary, in any event MAH’s liability to MANUFACTURER under this Agreement will not exceed the total fees paid to MAH during the past fifteen months before the date of the actions giving rise to the liability. This Section 5.8 will survive the termination of this Agreement.

5.9 Each party will not be liable to the other for special, incidental, consequential, or punitive damages. This Section 5.9 will survive the termination of this Agreement.

5.10 If any provision of this Agreement and Quality Agreement conflicts, the provision in Quality Agreement will prevail. This Section 5.10 will survive the termination of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6. Obligations of MANUFACTURER

6.1 MANUFACTURER will comply with all requests for information from MAH that are necessary to comply with any applicable Japanese Law concerning PRODUCTS and any other applicable Law relating to the manufacture of the PRODUCTS.

6.2 MANUFACTURER will immediately inform MAH of all reportable events, and known risks of reportable events, and will transmit to MAH all information which is reasonably considered necessary to protect patients and users in relation to the PRODUCTS. MANUFACTURER and MAH will promptly confer with a view to achieving consensus as to the accurate position statement and answers to be given Japanese Authorities regarding such matters. In addition, MANUFACTURER will report to MAH in writing by January 31 of each year during the term of this Agreement whether or not reportable events have occurred during the preceding year. This reporting obligation will survive the termination of this Agreement for as long as any PRODUCT bearing MAH’s name on the label is available to the market, or as otherwise required by Law.

6.3 MANUFACTURER will inform MAH by written notice of any change which should be recorded in the Shonin Document and the Quality Agreement

6.4 MANUFACTURER will from time to time verify with the MAH whether new claims printed on the labels, packaging, manuals and other documents or materials will change the regulatory status (e.g.: class) of the PRODUCTS as set forth in the Quality Agreement, and are in compliance with applicable Law, especially Japanese regulations.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.5 MANUFACTURER will deliver to MAH the list of DISTRIBUTORS established in Japan, together with their addresses, and will provide written notice of any change in the identity or address of DISTRIBUTORS. MANUFACTURER will include the following clause in all PRODUCT distribution agreements with DISTRIBUTORS:

Customer Complaints: Inquiries. DISTRIBUTOR may be contacted by the customer and/or end-users with respect to complaints or alleged non-conformance of the PRODUCTS. DISTRIBUTOR will inform the MAH directly of any complaint or alleged non-conformance that may raise matters of vigilance and post-market surveillance (early warning) in accordance with PAL. DISTRIBUTOR shall contemporaneously provide MANUFACTURER with a copy of all its communications with the MAH. DISTRIBUTOR will provide technical support on the usage of PRODUCTS to the customers based on information supplied by MAH or MANUFACTURER. DISTRIBUTOR reporting should follow the current Japanese guidelines.

Contact Details:

DESIGNATED MARKETING AUTHORIZATION HOLDER in Japan

RIKEN GENESIS CO., LTD.

1-5-1 Taito, Taito-ku,

Tokyo 110-8560 JAPAN

Tel: +81.3.3839.8043

6.6 MANUFACTURER will hold appropriate training courses concerning the reportable events reporting system for the staff of authorized DISTRIBUTORs in Japan who work with the PRODUCTS. Subject to Appendix A, MAH is available during its business hours on its business days by phone to give advice regarding the procedure for handling problems or reportable events. MAH may provide the on-site training activity for the DISTRIBUTORS on behalf of MANUFACTURER, subject to separate agreement on compensation for travel and other actually incurred expenses and fees. All reimbursable expenses and fees will be determined by the parties upon mutual consultation.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.7 MANUFACTURER is responsible for taking appropriate measures to ensure:

•	backward traceability to MANUFACTURER and MAH (name and address of the MAH shall be printed on PRODUCT packaging for PRODUCTS shipped to Japan);

•	reasonable PRODUCT traceability to users to minimize the risks in case of recall;

•	labeling requirements are met;

•	language requirements according to national legislation are met; and,

•	compliance with any other responsibilities, liabilities, and obligations as put forth in Japanese regulations for manufacturers and any other laws, statutes, directives and regulations promulgated by any Japanese Authorities that may apply to the manufacture and distribution of PRODUCTS.

This Section 6.7 specifically survives the termination of this Agreement and all responsibilities, liabilities, and obligations will extend to MANUFACTURER’s successors and assigns for at least as long as PRODUCTS with MAH’s name on the label are on the market or as required by applicable Law.

6.8 MANUFACTURER will timely inform MAH in writing of any clinical investigation performed with PRODUCTS in Japan. Subject to Appendix A, the MAH will keep the written report with data collected during such clinical investigations until the day the disposal of such written report and data is directed or permitted by the Japanese Authorities or under applicable Japanese law.

6.9 MANUFACTURER will, during the term of this Agreement, extend and maintain liability insurance to MAH by providing a Vendors Coverage endorsement to MANUFACTURER’S liability insurance policy naming MAH as additional insured. However, such insurance need not insure or protect MAH from liability resulting from MAH’s (i) grossly negligent or wrongful acts or omissions, (ii) unauthorized activities, or (iii) material breaches of this Agreement or the Quality Agreement. Such liability insurance will cover bodily injury, property damage and related financial loss suffered by user(s) of PRODUCT(s), and expenses for defense of any claim, for

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

not less than one (1) million U.S. dollars, without any financial involvement (deductible) on the part of MAH. MANUFACTURER will provide the MAH a valid latest copy of the liability insurance policy in a timely manner.

6.10 If any claim (including without limitation any claim of negligence or intellectual property infringement) is made against MAH by a third party, including any Japanese Authorities, as a result of any alleged action or omission or any alleged violation of Law on the part of MANUFACTURER (including its affiliates and agents), or any injury or damages allegedly incurred by any third-party as a result of any PRODUCT manufactured by MANUFACTURER and sold in Japan, MANUFACTURER will promptly indemnify, hold harmless and defend (by competent counsel) MAH from and against all actions, proceedings, damages, losses, liabilities, expenses (including reasonable attorneys’ fees) arising from or in connection with such claim (a “Claim”), unless the Claim arises solely from the alleged gross negligence or willful misconduct of MAH. Such indemnity by MANUFACTURER will include Claims by third parties resulting from or alleged in connection with any PRODUCT manufactured, sold or distributed by MANUFACTURER, including without limitation any alleged infringement of the intellectual property rights of a third party.

Either party who becomes aware of such a Claim will promptly notify the other of the assertion or threat of such a Claim. MAH will not settle a Claim without the written consent of MANUFACTURER as to which MANUFACTURER has timely tendered a defense. The parties will cooperate fully in the defense of such Claim, provided that MAH will not be required to (i) expend funds in defense or settlement of same, or (ii) consent to any settlement of a Claim that imposes any restriction on its lawful activities or imposes any financial obligation upon it. MAH may, at its own expense, hire independent counsel to advise it in connection with the defense of any indemnified claim as to which MAH is providing a defense. In the event MANUFACTURER fails to provide a defense that is required hereunder, MAH may hire independent counsel to represent it and in that event MANUFACTURER will pay the retainer requirement of MAH’s independent counsel and will promptly reimburse MAH for any additional legal fees and related expenses incurred in connection with its defense. Any applicable insurance maintained by MANUFACTURER will, to the extent payment or defense is provided thereunder (but only to such extent), take precedence over this indemnity. This Section will survive the expiration or termination of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.11 MAH’s liability hereunder to MANUFACTURER will not exceed the total fees paid to MAH during the past fifteen months before the date of the actions giving rise to the liability. MAH will not be liable to the other for special, incidental, consequential, or punitive damages. This Section 6.11 will survive the termination of this Agreement.

7. Fees, Payments and Travel Expenses

7.1 Subject to the next sentence, MAH may adjust the basic fees in the Service Package (see Appendix A) with a ninety (90) days prior notice in writing to MANUFACTURER but not more frequently than once in any twelve (12) month period and not prior to July 1, 2012. Additional fees may, however, be charged upon MANUFACTURER’s addition of PRODUCTS or MANUFACTURER’s allocation of additional duties to MAH and/or services currently not listed in Appendix A.

7.2 MANUFACTURER will pay MAH by bank transfer a monthly fee in accordance with the provisions of Appendix A.

7.3 In case of serious PRODUCT reportable event(s) posing a risk of PRODUCT withdrawal from the Japanese market if MANUFACTURER requests MAH to travel, or if MAH is required to travel by Japanese Authorities or its reasonable responsibility as DMAH, then MAH may charge such travel expenses to MANUFACTURER, after prior written approval by MANUFACTURER.

8, Confidential Information

8.1 The terms and conditions of this Agreement shall be treated as confidential information of each party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.2 All information and documentation provided by either party to the other party during the term of this Agreement, including without limitation all information and documentation provided pursuant to provisions of the Quality Agreement, shall be confidential information of the disclosing party.

8.3 Except as expressly provided in this Section 8, the receiving party shall:

(a)	not disclose any confidential information of the other party to any person other than any of its officers, directors, employees, agents, advisers or contractors who need to know such information in order to discharge his duties;

(b)	not use any confidential information of the other party other than for the purposes of this Agreement; and

(c)	procure that any person to whom any confidential information of the other party is disclosed by it in accordance with subsection 8.3(a) above complies with the restrictions contained in this Section 8 as if such person were party to this Agreement.

8.4 The MAH may disclose MANUFACTURER’s confidential information to the Japanese Authorities, but only to the extent required by Law or ordered by the Japanese Authorities. The required disclosure of any information or documentation to the Japanese Authorities shall not relieve the MAH of its obligations to treat MANUFACTURER’s confidential information in accordance with Section 8.3 hereof for all other purposes and vis-a-vis all other persons.

8.5 Notwithstanding the provisions of Section 8.3, but subject to Section 8.9, either party may disclose confidential information of the other:

(a)	if and to the extent required by law or for the purpose of any judicial proceedings;

(b)	if and to the extent required by any securities exchange or regulatory or governmental body to which the party is subject or submits (wherever situated);

(c)	if and to the extent the information has come into the public domain through no fault of the disclosed party;

(d)	if such confidential information was already known by the receiving party before disclosure;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)	if it is independently developed by the receiving party without access to the disclosing party’s confidential information to its employees, directors, professional advisers, consultants, subcontractors, auditors and financial advisors (provided the receiving party makes such disclosure on a confidential basis);

(g)	if and to the extent the receiving party has been given prior written consent to the disclosure by the disclosing party; or

(h)	that has been disclosed to the receiving party by a third party without any breach of confidence by such third party.

8.6 Each party shall promptly inform the other party if it becomes aware of any unauthorized use of the other party’s confidential information by any person and shall give the other party all reasonable assistance in connection with any negotiations, disputes, actions, claims or proceedings to which the other party may be a party.

8.7 The parties agree that damages would not be a sufficient remedy for any breach of the terms of this Section 8 and that as a result the non-breaching party shall be entitled to injunctive or other equitable relief in respect of any breach or reasonably anticipated breach and the breaching party shall not object to such remedy.

8.8 Each party shall maintain and monitor reasonable systems and arrangements (including computer security systems) intended to ensure that the other party’s confidential information is at all times kept secret and secure from being released to any third party not entitled to have access to the same and separate from any other information provided by it to or received from any third party for or from whom it provides or receives services.

8.9 If either party is obliged to disclose any confidential information pursuant to Sections 8.5(a) or 8.5(b), it shall to the extent permitted:

(a)	give notice of such obligation to the other party;

(b)	use reasonable endeavors to resist such obligation, to the extent it is reasonable so to resist in the circumstances;

(c)	ensure that only information required to be disclosed is disclosed (including redacting any provisions that may be redacted); and

(d)	co-operate with, and keep informed, the other party in relation thereto (including providing reasonable assistance with any steps taken by the other party to resist or challenge the imposition of such obligation).

8.10 All of the provisions of this Section 8 shall survive any termination of this Agreement for five (5) years from the date of such termination.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9. Duration of Agreement, Termination

9.1 This Agreement takes effect on the Effective Date set forth above and will automatically renew on each one (1) year-anniversary unless written notice is given by either party not less than ninety (90) days prior to the such anniversary. In the event such notice is given, the Agreement will expire on the next anniversary of the Effective Date.

9.2 This Agreement may be terminated immediately for good cause by either party upon written notice. For purposes of this Agreement, good cause will be deemed to be one or more of the following:

•	the other party fails to cure a material breach of this Agreement within thirty (30) days after written notice reasonably specifying the breach;

•	the other party ceases to conduct business in the normal course; becomes insolvent; makes a general assignment for the benefit of creditors; suffers or permits the appointment of a receiver, trustee, or similar officer for its business or assets; engages in fraudulent transfers; or becomes the subject of a petition filed under the United States Bankruptcy Code or any analogous state statute relating to solvency or the protection of creditor rights that is not dismissed within 30 days.

9.3 On expiration or earlier termination of this Agreement, the MAH shall immediately cease to act and to purport to act as MANUFACTURER’s DMAH except to the extent and for any period that MAH is required to act as MANUFACTURER’s DMAH by Law.

9.4 The Quality Agreement will be co-terminus with this Agreement, except to the extent and for any period that MAH is required to act as MANUFACTURER’s DMAH by Law, and no further notice shall be required to effect a termination of that Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.5 On expiration or earlier termination of this Agreement, the MAH shall transfer to MANUFACTURER as soon as reasonably practicable all documents and other materials connected with or relating to the PRODUCTS or regulatory authority for marketing the PRODUCTS which are within MAH’s possession or control. Without limiting the generality of the foregoing, MAH will return to MANUFACTURER, at MANUFACTURER’S expense, all advertising and other materials that are the property of MANUFACTURER, including those concerning the PRODUCTS, that may be in MAH’s possession, excluding documents required to be maintained by MAH pursuant to Law. MAH will not assert any retention or lien rights to MANUFACTURER’s materials as a consequence of any claims against MANUFACTURER. If the MAH is not permitted by Law to transfer all documents to MANUFACTURER, it shall at a minimum provide copies of all relevant documents to MANUFACTURER at MANUFACTURER’s cost, unless prohibited by Law from doing so. The MAH shall transfer such documents in an orderly fashion (including digital format as PDF or Word documents) and provide such additional information as is reasonably necessary to allow MANUFACTURER or its representatives to continue to market the PRODUCTS in Japan. This Section 9.5 will survive the termination of this Agreement.

9.6 Obligations of the parties regarding compliance with applicable compulsory provisions of Law, including retention of records, will survive the termination of this Agreement for as long as any PRODUCT with MAH’s name on the label is available to the market or as otherwise required by any applicable Law. If there is any conflict between the provisions of this Agreement or of the Quality Agreement and any Law, the latter shall prevail.

10. Intellectual Property Rights

MAH will not at any time assert any right to any Intellectual Property Rights associated with or related to any of the PRODUCTS. This Section 10 will survive the termination of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Timeliness of Claims; Non-Waiver

11.1 Unless a longer period is mandated by applicable Law, notice of all claims, except for indemnification claims under Sections 5.8 or 6.10, made by either party against the other relating to this Agreement must be specified in writing by the claimant to the other party no later than twelve (12) months after expiration or earlier termination of this Agreement (or such later period as is 12 months after each occurrence of any event provided in any provision of this Agreement which survives the date of expiration), or they will be forfeited and barred.

11.2 The waiver of, or failure to enforce, a right granted by this Agreement will not be deemed a waiver of such right in any other circumstance.

11.3 All of the provisions of Section 11 shall survive the termination of this Agreement.

12. General Provisions

12.1 Nothing in this Agreement is intended to or shall operate to create a partnership between MANUFACTURER and the MAH or, other than as specifically set forth in this Agreement, to authorise either party to act as agent for the other, and neither Party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including but not limited to the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

12.2 This Agreement merges and supersedes any prior or contemporaneous written or oral agreements between the parties with respect to the subject matter hereof, except for the Quality Agreement referenced herein and the Mutual Non Disclosure Agreement between the parties dated 26th April 2010, each of which shall remain in full force and effect. This Agreement may be modified or amended only by the written instrument signed by an authorized representative of each party hereto. No waiver shall be effective unless it is set forth in a written instrument executed by the party hereto waiving a breach or default hereunder. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of the same or any other obligation hereunder. Failure on the part of any party hereto to complain of

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any act or failure to act of any other party hereto or to declare any other party hereto in default of any obligation hereunder, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder.

12.3 Either party may assign this Agreement in connection with a merger, consolidation, or a sale or transfer of all or substantially all of the assets to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties. In the event of assignment permitted by this Agreement, the assigning party will give prompt written notice to the other. MANUFACTURER should verify in advance with the MAH that any proposed assignment will not result in re-registration of PRODUCTS with the Japanese Authorities. Any assignment of this Agreement effected in accordance with the provisions hereof shall also serve to assign the Quality Agreement.

12.4 If a tribunal of competent jurisdiction should find any provision of this Agreement or of the Quality Agreement invalid or unenforceable, such provision will be deemed reformed to the minimal extent necessary to preserve its intent and render it valid and enforceable, and if reformation is not practicable, the invalid provision will be deemed severable and the balance of the Agreement or of the Quality Agreement, as the case may be, will remain enforceable to the full extent permitted by Law.

12.5 This Agreement and the Quality Agreement will be governed by and construed in accordance with the laws of Japan. All disputes or controversies arising between the parties out of or in relation to this Agreement or the Quality Agreement shall be finally settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of The Japan Commercial Arbitration Association with all proceedings conducted and all submissions made in the English language. The award rendered by the arbitrator shall be final and binding upon the parties hereto.

12.6 All obligations herein, including those which survive the termination of this Agreement, will be binding upon the successors and permitted assigns of each party.

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12.7 All capitalized terms used in this Agreement or in the Quality Agreement that are not expressly defined herein will have the meanings commonly associated with such terms in the medical device industry. Headings are solely for convenience and will not govern interpretation of this Agreement or to the Quality Agreement.

12.8 The principle that contracts will be construed against the draftsman will not apply to this Agreement or the Quality Agreement.

12.9 The official text of this Agreement and of the Quality Agreement shall be in the English language, and such English text shall be controlling in all respects, notwithstanding any translation hereof required under the laws and regulations of Japan. Both MANUFACTURER and the MAH undertake to use the English language in respect of all documents and communications related to this Agreement or the Quality Agreement or contemplated hereby, except where another language must be used under the Law. In any such case, MANUFACTURER may request an English translation from MAH and such English translation will be supplied to MANUFACTURER by the MAH if the parties agree the charge and other conditions upon mutual consultation. MANUFACTURER hereby acknowledges that such English translation is made only for MANUFACTURER’s reference and shall not be deemed as any official or certified documents.

12.10 Notices permitted or required by this Agreement or the Quality Agreement will be in writing, addressed to a principal at the other party, and effective when (i) hand delivered, including by reputable courier service, (ii) delivered by facsimile, provided that the sender retains proof of successful time-dated transmission of such electronic transmission, and provided further that such electronic transmissions received after 5 p.m. by the recipient will be deemed effective on the next business day, and (iii) mailed by certified or registered mail, postage prepaid, return receipt requested, properly addressed to the recipient as set forth below, provided that delivery will be deemed to have occurred six (6) days after the date of the initial post-mark.

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If to MANUFACTURER:	Oxford Immunotec Ltd.
94C Milton Park
Abingdon, Oxfordshire OX14 4RY
England
Facsimile: +44 1235 442781

Attention: Chief Scientific Officer

If to the MAH	RIKEN GENESIS CO., LTD.,
3F Tappan Building East, 1-5-1 Taito, Taito-ku, Tokyo 110-8560 JAPAN
Facsimile: +81 3 3839 8046

Attention: Chief Executive Officer

Communications between the parties with respect to the subject matter of this Agreement or the Quality Agreement may be effected through email and between representatives of the parties who are not officers of the party. Email may also be used to communicate any approval that may be required by this Agreement or the Quality Agreement (e.g., the approval described in Article 5.7 hereof), but no approval transmitted via email will be binding on a party unless and until (i) it is sent by an officer of the party or another representative of the party specifically authorised in writing to issue approvals under this Agreement and (ii) its receipt by the receiving party is confirmed in writing (which may be effected via email).

12.11 All Appendixes attached hereto are a part of this Agreement. In the event of any inconsistency between any provision in any Appendix and the body of this Agreement, the body of this Agreement will control.

12.12 This Agreement and the Quality Agreement may be executed in one or more counterparts, each of which constitutes an original but all of which together constitute one document, and by facsimile transmission or by portable document format (pdf), which facsimile and pdf signatures shall be considered original executed counterparts. No counterpart shall be effective until each party has executed at least one counterpart.

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12.13 All of the provisions of Section 12 shall survive the termination of this Agreement and the termination of the Quality Agreement.

RIKEN GENESIS CO., LTD.		Oxford Immunotec Limited

By:	/s/ Yusuke Tsukahara	By:	/s/ Dr. Peter Wrighton-Smith

Name:	Yusuke Tsukahara	Name:	Dr. Peter Wrighton-Smith

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	29 July 2011	Date:	1st August 2011

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APPENDIX A

DMAH Service Package for In-Vitro Diagnostics

•	We (MAH) support marketing in Japan for the PRODUCTS placed on the market by the foreign manufacturer.

•	We must act as the foreign manufacturer’s contact point for all Japanese Authorities.

•	We oversee the GQP and will be in charge of monitoring the shipping and receiving methods of the foreign manufacturer.

•	We are responsible for notifying the PMDA of any manufacturing or in-process control changes.

•	We communicate with your DISTRIBUTOR and create the Import Procedure for your DISTRIBUTOR.

•	We communicate with your packaging manufacturer to develop the Quality Agreement and assist in preparation of the Manufacturing Standard (Seihinhvojunsho) for labeling and warehousing as applicable.

•	We are responsible for establishing and ensuring the release criteria and Quality Standard (Hinshitsuhyojunsyo) for each PRODUCT.

•	We prepare and submit the Import Submission for each PRODUCT family for customs clearance.

•	We register JAN code to MEDIS for each item of the PRODUCTS.

We are responsible for handling all necessary communication between foreign manufacturer and MHLW in the case of a PRODUCT recall.

•	We protect the confidentiality of your documentation. The Japanese Authorities are the only entities to whom we will show the documents, and only upon their request.

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•	We obtain your PAL certificates and other documentation for each PRODUCT from the Japanese Authorities and forward them to you. We will ensure that all certificates and approvals will be issued in your (MANUFACTURER’S) name.

•	We have right to conduct audits of your facilities. The MAH must be able to show their audit records of the foreign manufacturer which has no location in Japan to Japanese Authorities upon request. If your company faces a serious or many reportable events, this will be expected.

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Fee Structure

•	One time initiation fee of [***] upon signing of this Agreement. This includes the fee for review of IVD documentation, labeling, and developing the required Quality Standard (Hinshitsuhyojunsyo) and Import Submission, Quality Agreement, JAN Code registration. An additional one-time [***] fee per a PRODUCT family is required for an additional PRODUCT family. This also includes the review of IVD documentation, labeling, and developing the required Quality Standard (Hinshitsuhyojunsyo) and Import Submission.

DMAH Retainer and Handling Fee:

We charge a monthly retainer handling fee and commission per commercial invoice at custom clearance for PRODUCTS listed in APPENDIX B (collectively the “Monthly Fee”)

We offer the following two Monthly Fee options.

OPTION 1:

[***] per month plus [***] commission applied to each commercial invoice for a PRODUCT listed in APPENDIX B, invoiced monthly.

OPTION 2:

[***] per month plus [***] commission applied to each commercial invoice for a PRODUCT listed in APPENDIX B, invoiced monthly.

Note:

•	Once you have reached [***] in total fees paid to MAH for the current calendar year, MAH will waive the Monthly Fee going forward for the remainder of the calendar year (except as set forth in the next succeeding bullet point).

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•	However, if the total invoiced amount for the year cleared through customs reaches [***], MAH will charge a [***] commission on the invoiced amount in excess of the [***] in addition to the already charged [***].

To set-up Import Procedure for shipping process, [***] is charged to your DISTRIBUTOR, if any. This includes necessary communication with the DISTRIBUTOR including explanation of new import procedure.

If necessary, vigilance/reportable event reporting will be charged on an hourly rate basis of [***].

If an on-site audit of your facilities is required, fees will be charged at the rate of [***] per person per day, with a fee cap of [***] (2 persons for 2 days). In addition, Manufacturer will reimburse MAH for reasonable out-of-pocket travel expenses of the auditing team, at cost (without mark-up), with all air travel in economy class and accommodations at standard business (not luxury) hotels. MAH will endeavour to use audit personnel who are geographically proximate to the facility to be audited. In the event the on-site audit cannot be completed by two persons in two days (or by one person in four days), the parties agree to discuss appropriate adjustments to the fee cap.

•	Travel expenses where applicable are charged at cost.

•	Manufacturer is responsible for payment of all fees related to the Product registration charged by the PMDA or Registration Certification Body.

•	The amount of fees for custom clearances including consumption taxes to be paid at customs clearance which must be paid to MAH before customs clearance can occur. We will invoice the amount of fees to your DISTRIBUTOR as a substantial importer and not release PRODUCT to your DISTRIBUTOR until paid.

•	If RIKEN GENESIS is assuming the DMAH role for any Product from the MANUFACTURER’s existing MAH/DMAH, RIKEN GENESIS must gather the following information and perform the additional actions itemized below. Our assistance with the following activities will be billed at a fee of [***] per hour, plus travel time and travel expenses, which are invoiced at cost:

•	Obtain the GQP and GVP, including quality control records, release judgment records and adverse event/field corrective action records, complaint data, et al.

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•	Succeed original copy of the Pre-Market Approval/Certification (PMA/PMC) and copy of the application of the Pre-Market Approval/Certification (PMA/PMC)

Succeed copy of package insert, instruction for use/operation manual and labeling

•	Prepare and submit DMAH Change Notification

Notes:

•	In Japan, class I IVDs are not required to go through the Pre-market Approval or Pre-market Certification process. Instead, registration is executed by the Pre-market Submission process with no assessment by the PMDA or a registered Certification Body as is required with a Pre-market Approval or Pre-market Certification.

•	While the Foreign Special Approval System under the PAL is not applicable for PRODUCTS that fall under the Pre-market Submission process, you can select MAH as your MAH rather than as your DMAH.

•	Manufacturer must appoint a licensed Packaging Manufacturer, Distribution Company and if necessary a Logistics Firm licensed for your specific PRODUCTS.

In the case of a transfer of existing registered PRODUCTS from your existing MAH or DMAH, MANUFACTURER is responsible for providing all of the documents, e.g., pre-market approval application, package insert, Quality Standard (Hinshitsuhyojunsyo) etc., needed to transfer from the existing MAH or DMAH. Any fee and/or costs for re-registration of the PRODUCTS transferred from the existing MAH or DMAH will be charged separately.

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APPENDIX B

This Appendix B may be revised and amended from time to time by mutual agreement by the parties.

List of PRODUCTS

Please list the trade name of the PRODUCT marketed in Japan and its facility.

No.	Trade Name	Facility

T-Spot ® TB test

•	Please list the trade name of the PRODUCT marketed in Japan and its facility.

MAH represents that all PRODUCTS currently listed on Appendix B constitute only one PRODUCT family.

RIKEN GENESIS CO., LTD.		Oxford Immunotec Limited

By:	/s/ Yusuke Tsukahara	By:	/s/ Dr. Peter Wrighton-Smith

Name:	Yusuke Tsukahara	Name:	Dr. Peter Wrighton-Smith

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	29 July, 2011	Date:	1st August 2011